Exhibit 99.5

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

September 2, 2004

VCG Holding Corp Announces Purchase of Denver Night Club

DENVER—(BUSINESS WIRE)—September 2, 2004—VCG Holding Corp (AMEX: PTT),

VCG Holding Corp. (VCG) announced today that it entered into an agreement for the purchase of assets CCCG, Inc., a Colorado corporation, dba Diamond Cabaret (Diamond). VCG will make the purchase with Glenarm Restaurant LLC is a wholly owned LLC. Under this agreement, Diamond, an unrelated third party, agreed to: (i) sell its operating assets utilized in its conduct of a restaurant and adult cabaret business at the location in Denver, Colorado; (ii) assign certain space and service leases, (iii) transfer its liquor and adult cabaret licenses to the Buyer subject to the prior approvals of the local licensing authorities, and (iv) transfer other rights relating to the Business, including the trade names, trade styles and goodwill. In addition, the agreement includes a twenty-five year lease for the real estate that the business is located (1222 Glenarm Place, Denver, Colorado. The agreement includes a covenant not to compete prohibiting shareholders of ten percent or more of CCCG, Inc. outstanding stock to compete with the VCG for a three-year period. The purchase price is US$6,000,000, paid in cash at closing VCG has agreed to pay to the cost of the Diamond’s wine and champagne inventory in the amount not to exceed $187,000. The Agreement contains other terms and provisions which are customary for the asset purchase agreement of this nature. The agreement can not close until the transfer of the liquor license is completed and is anticipated to be completed October 2004.

“Today marks a new beginning for the Diamond Cabaret but with a sincere perspective of where it began. My vision is for VCG to acquire Premier Clubs throughout the United States. This vision includes the essence of what Bobby Rifkin started” stated Mr. Troy Lowrie Chairman and CEO.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company’s SEC reports, including the annual report on Form 10-K for 2003 and its current reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO

Micheal Ocello, President

Donald W Prosser, CFO

VCG Holding Corporation

390 Union Blvd, Suite 540

Lakewood, Colorado 80228

Telephone       303.934.2424

Facsimile         303-922.0746

Email:               tlowrie@vcgh.com

                         dprosser@vcgh.com

                         mocello@vcgh.com